                                                                    EXHIBIT 10.2

                    GREEN MOUNTAIN ENERGY RESOURCES L.L.C.

                          EMPLOYEE UNIT PURCHASE PLAN


     Green Mountain Energy Resources L.L.C., a Delaware limited liability company (the "Company"), hereby adopts the Green Mountain Energy Resources L.L.C. Employee Unit Purchase Plan (the "Plan"), effective as of January 11, 1999.

     1.  Purpose.  The purpose of the Plan is to encourage the highest level of
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performance by the Company's employees and certain other individuals, by providing them with the opportunity to acquire an equity interest in the Company.

     2.  Definitions.  The following terms, when used in the Plan with initial
         -----------
capital letters, will have the following meanings:

         (a) "Committee" means the Unit Purchase Plan Committee which is appointed by the Company to administer the Plan.

         (b) "Eligible Individual" means (i) any person who is employed by the Company on the last day of the Purchase Period if the relationship between such person and the Company is, for federal income tax purposes, that of employer and employee and (ii) any consultant to the Company, or any other individual, who is designated by the Committee as eligible to purchase Units under the Plan.

         (c) "Participant" means an Eligible Individual who elects to purchase Units under the Plan.

         (d) "Purchase Period" means the period beginning December 23, 1998, and ending on January 11, 1999, during which an Eligible Individual may elect to participate in the Plan.

         (e) "Unit" means a unit as defined in the Amended and Restated Operating Agreement of the Company and, if such units are converted into or exchanged for other securities of the Company or its successor, the security into or for which such units are converted or exchanged.

     3.  Units Available Under Plan.  The total number of Units which may be
         --------------------------
purchased by all Eligible Individuals under the Plan will not exceed in the aggregate 500,000 Units.

     4.  Individual Limitation on Purchase Rights.  Except as otherwise
         ----------------------------------------
determined by the Committee in its discretion, the minimum number of units that a Participant may purchase under the Plan is 100 Units increased by the number of Units purchased with the proceeds of a promissory note as provided in paragraph 5(c). The Committee may designate the maximum number of Units that a Participant may purchase, which maximum number may differ among Participants.
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     5. Purchase Terms.
        --------------

        (a) The purchase price of each Unit purchased under this Plan is $10.00.

        (b) Each Participant will enter into a subscription agreement with the Company that will contain such terms and conditions as the Committee determines. Acceptance of the terms of subscriptions for Units under the Plan will be in the sole discretion of the Committee.

        (c) The aggregate purchase price of the Units will be payable in cash or by check acceptable to the Company. Except as otherwise determined by the Committee in its discretion, up to one-half of the purchase price may be paid at the election of the Participant by the Participant's promissory note ("Unit Purchase Note"), interest (at the rate of 6% per annum, compounded annually) and principal on which will be payable (i) in a single payment on the earlier of the fifth anniversary of the Unit Purchase Note or the 90th day following the termination of the Participant's employment with the Company for any reason, including death, or (ii) upon the sale or other disposition of the Units in the manner provided in paragraph 6. "Termination of employment" includes ceasing to perform services for the Company as a consultant or in any other capacity.

        (d) Payment of the Unit Purchase Note will be secured by the Units purchased by the Participant pursuant to the Plan and any other equity securities of the Company owned or hereafter acquired by the Participant (the "Collateral"), but the Unit Purchase Note will otherwise be without recourse to the Participant. The Collateral will be held in escrow until the Unit Purchase Note has been repaid in whole or in part in accordance with its terms (or until appropriate provision for repayment shall have been made in a form satisfactory to the Committee) at which time the Committee shall direct the escrow agent to release all or an appropriate portion (determined under the principles of Section 6(a)) of the Collateral.

     6.  Sale or Disposition of the Units.
         ---------------------------------

         (a) In the event a Participant who has executed a Unit Purchase Note sells or otherwise disposes of all or a portion of the Collateral (including any disposition for no consideration but excluding any conversion or exchange of the Units into or for other securities of the Company), the Participant will be obligated to repay to the Company a portion of the then outstanding principal and accrued interest under the Unit Purchase Note. The amount of such required payment will represent the same proportion (but in no event more than 100%) of the outstanding principal and interest under the Unit Purchase Note as the Collateral sold or disposed of represents of the Units purchased under the Plan and held by the Participant immediately prior to such sale or other disposition. The amount of such required repayment will be made to the Company in cash upon the closing of the sale or disposition of the Collateral.

         (b) In addition to the repayment obligation described in subparagraph
     (a) above, in the event a Participant who has executed a Unit Purchase Note sells or otherwise






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     disposes of all or a portion of the Collateral (including any disposition for no consideration but excluding any conversion or exchange of the Units into or for other securities of the Company) and realizes a gain upon such sale or disposition, the Participant will be obligated to repay an additional amount of principal and interest under the Unit Purchase Note. For purposes of this subparagraph, a Participant will be deemed to have realized gain (i) upon the sale or other disposition of the Collateral, to the extent the Maker receives cash or other consideration with a fair market value in excess of $10.00 per Unit (net of (A) related transaction costs and (B) income taxes on such excess (determined without regard to this clause and computed on the basis of an assumed rate of 25%)) and (ii) upon the disposition of Collateral without consideration, to the extent the fair market value of the Collateral transferred exceeds $10.00 per Unit. The Participant will be required to repay to the Company an amount equal to 50% of such gain, but in no event more than the outstanding principal balance and accrued interest under the Unit Purchase Note. Such amount will be due and payable to the Company in cash upon the closing of the sale or other disposition of the Collateral.

          (c) For purposes of subparagraphs (a) and (b) above, in the event a Participant sells or otherwise disposes of Collateral, the Collateral first sold or otherwise disposed of by the Participant will be deemed to be Units purchased under the Plan.

     7.   Withholding of Taxes.  To the extent that the Company is required to
          --------------------
withhold federal, state, local or foreign taxes in connection with any benefit realized by a Participant under the Plan, and the amounts available to the Company for such withholding are insufficient, it will be a condition to the realization of such benefit that the Participant make arrangements satisfactory to the Company for payment of the balance of such taxes required to be withheld.

     8.   Administration of the Plan.  The Plan will be administered by the
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Committee.  The Committee has the full authority and discretion to administer the Plan and to take any action that is necessary or advisable in connection with the administration of the Plan, including without limitation, the authority and discretion to interpret and construe any provision of the Plan or of any agreement, notification or document evidencing a right to purchase Units, including any loan agreement forms. The interpretation and construction by the Committee of any such provision and any determination by the Committee pursuant to any provision of the Plan or of any such agreement, notification or document will be final and conclusive. No member of the Committee will be liable for any such action or determination made in good faith.

     9.   Amendments, Etc.
          ----------------

          (a) The Plan may be amended by the Committee at any time and for any reason.

          (b) The Plan may be terminated at any time by action of the Committee. The termination of the Plan will not adversely affect the terms of any outstanding Units.

          (c) The Plan will not confer upon any Participant any right with respect to continuance of employment or other service with the Company, nor will it interfere in any






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

     way with any right the Company would otherwise have to terminate a Participant's employment or other service at any time.

          (d) The Plan will be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the conflicts of law provisions thereof.



                                    GREEN MOUNTAIN ENERGY RESOURCES
                                    L.L.C.


                                    By  /s/  M. David White
                                        -----------------------------------
                                        Name:  M. David White
                                               ----------------------------
                                        Title: President
                                               ----------------------------








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

                                FIRST AMENDMENT

                                    TO THE

                    GREEN MOUNTAIN ENERGY RESOURCES L.L.C.

                          EMPLOYEE UNIT PURCHASE PLAN

     GREEN MOUNTAIN ENERGY RESOURCES L.L.C., a Delaware limited liability company (the "Company"), hereby adopts this First Amendment (this "Amendment") to the Green Mountain Energy Resources L.L.C. Employee Unit Purchase Plan (the "Plan"), effective as of January 11, 1999.

     WHEREAS, the Company adopted the Plan on January 11, 1999 and desires to amend the Plan to provide, among other things, (i) for an increase in the number of Units available for issuance under the Plan, (ii) that payment of the purchase price may be made by the provision of services rendered to the Company or by a written obligation to perform future services to the Company, and (iii) that the Committee may consent to a transfer of a Participant's Common Units (as defined in the Plan) to its affiliates.

     NOW, THEREFORE, the Plan is amended as follows:

     1.   Definitions. The definition set forth in Section 2(b) of the Plan
          -----------
shall be amended by amending clause (ii) to read in its entirety as follows:

          "(ii) any consultant to the Company or any individual designated by the Committee as eligible to purchase Units under the Plan."

     2.   Units Available Under the Plan.  Section 3 of the Plan shall be
          ------------------------------
amended to replace "500,000" with "1,000,000".

     3.   Purchase Terms.  The first sentence of Section 5(c) of the Plan shall
          --------------
be amended to read in its entirety as follows:

          "(c)  Payment of the aggregate purchase price of the Units may be made
          (i) in cash, (ii) in the sole discretion of the Committee, by the provision of services rendered to the Company or by a written obligation to perform future services for the Company, in each case, on such terms as deemed appropriate by the Committee, (iii) subject to the terms of this Section 5(c), by execution of a promissory note or notes satisfactory in form to the Committee, or (iv) in the sole discretion of the Committee, by any combination of the foregoing."

     4.   Capitalized Terms.  Capitalized terms used in this Amendment and not
          -----------------
otherwise defined shall have the meanings given to them in the Plan.

     5.   Sale or Disposition of the Units.  Section 6 of the Plan shall be
          --------------------------------
amended by adding a subsection (d) to read in its entirety as follows:
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          "(d)  Notwithstanding anything to the contrary set forth in the Plan, for purposes of subparagraphs (a) and (b) above, the Committee may, in its sole and absolute discretion, consent in writing to a transfer of Units from a Participant to any of his, her or its affiliates and waive the Participant's obligation to repay to the Company any principal and interest that may become due under the Unit Purchase
          Note in accordance with subparagraphs (a) and (b) of this Section 6."

     6.   Other Terms.  All other terms and conditions of the Plan shall remain
          -----------
unchanged and in full force and effect.

     7.   Governing Law.  This Amendment shall be governed by and construed in
          -------------
accordance with the laws of the State of Delaware without giving effect to the conflicts of law provisions thereof.




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

     IN WITNESS WHEREOF, the undersigned has executed this Amendment to Employee Unit Purchase Plan effective as of the date first above written.


                              GREEN MOUNTAIN ENERGY
                              RESOURCES L.L.C.



                              By:
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                              Name:
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                              Title:
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